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                                                                    EXHIBIT 23.4
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated July 31, 1998, except for Note 10 as to which the date is August 10, 1998, on the financial statements of American Media Incorporated, as of and for the years ended June 30, 1997 and 1998, included in Provant, Inc.'s Registration Statement of Form S-1 (File No. 333-70119).

                                             /s/ McGladrey & Pullen, LLP


                                             McGladrey & Pullen, LLP


Des Moines, Iowa
February 23, 1999


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